Exhibit 5

                [Letterhead of Jones, Walker, Waechter,
                Poitevent, Carrere & Denegre, L.L.P.]

                            April 17, 1998




Bayou Steel Corporation
P. O. Box 5000
LaPlace, LA   70069-1156

Gentlemen:

     We have acted as counsel for Bayou Steel Corporation, a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-8 (the "Registration Statement") with respect to the issuance by the Company of 600,000 shares of the Class A Common Stock of the Company, $.01 par value per share (the "Common Stock"), pursuant to the terms of the 1991 Employees' Stock Option Plan (the "Plan").

     Based upon the foregoing, and upon our examination of such matters as we deem necessary in order to furnish this opinion, we are of the opinion that the shares of Common Stock referred to herein, when issued for at least par value on the terms described in the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                   JONES, WALKER, WAECHTER,
                                   POITEVENT, CARRERE & DENEGRE, L.L.P.



                                   By:  /s/  MARGARET F. MURPHY
                                        Margaret F. Murphy